SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: October 25, 2001



                            FRONTLINE CAPITAL GROUP
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


                 0-30162                               11-3383642
         (Commission File Number)               (IRS Employer Id. Number)


          405 Lexington Avenue                              10174
           New York, New York                            (Zip Code)
(Address of principal executive offices)


                                (212) 931-8000
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

Status of Indebtedness

     On November 1, 2001, HQ Global Holdings, Inc. ("HQ"), a company in which FrontLine Capital Group (the "Company") owns 57% of the common stock, entered into a Forbearance Agreement (the "Agreement"), effective as of October 1, 2001, with certain banks (the "Banks") party to HQ's senior credit agreement (the "Credit Agreement"), wherein the Banks have agreed to forbear from the enforcement of their remedies under the Credit Agreement with respect to HQ's default of certain of its covenant and payment obligations. In accordance with the Agreement, during the "forbearance period", HQ will continue to be able to draw funds under the Credit Agreement (i) for its working capital needs and
(ii) to make interest payments to the Banks under the Credit Agreement.

     The forbearance period is scheduled to terminate on the earliest to occur of (i) December 14, 2001, (ii) the termination of the forbearance period relating to HQ's mezzanine indebtedness (which is scheduled to terminate no later than December 31, 2001) or (iii) the date upon which there occurs certain additional enumerated defaults under the Credit Agreement or the date upon which HQ fails to comply with the requirements of the Agreement. At the end of the forbearance period, if HQ has not paid in full all amounts due and owing under the Agreement or under the Credit Agreement, and/or if HQ has not cured all of its existing defaults, then the Banks may immediately commence or continue with any and all rights and remedies available under the Credit Agreement.

     HQ is in active negotiations with the Banks and certain other investors with respect to the restructuring of its long-term indebtedness with an objective of reaching an agreement on terms that will provide HQ with sufficient liquidity to operate its business through the current economic downturn. There can be no assurance that such objective will be achieved.

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     The Company's $25 million secured credit facility (the "BT Facility")
with Bankers Trust Company ("BT") matured on October 25, 2001. As of the date of this filing, the Company has not paid the principal and accrued interest on the BT Facility. The Company is in active negotiations with BT with respect to the extension and/or restructuring of the BT Facility. There can be no assurance that such extension and/or restructuring will be obtained.

Director Resignations

     Roger M. Rechler, Mitchell D. Rechler and J. Michael Maturo have resigned from the Board of Directors (the "Board") of the Company. As a result of these resignations, four of the five remaining members of the Board of the Company are independent directors.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

      10 Forbearance Agreement, dated as of October 1, 2001, among HQ Global Holdings, Inc., a Delaware corporation, HQ Global Workplaces, Inc., a Delaware corporation, the Subsidiary Guarantors party thereto, certain Banks party to the Credit Agreement referred to therein, ING (U.S.) Capital LLC, as managing agent, Bankers Trust Company, as syndication agent and co-arranger, Citicorp Real Estate, Inc., as documentation agent and co-arranger, and BNP Paribas, as administrative agent, collateral agent and arranger



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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    FRONTLINE CAPITAL GROUP


                                    By: /s/ Scott H. Rechler
                                        ---------------------------------
                                        Scott H. Rechler
                                        President



Date:  November 5, 2001






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